Exhibit 10.12

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is made effective as of 2019/03/14 (“Effective Date”), by and between EirGenix, Inc. (“EirGenix”), a corporation with its principal place of business at 101, Lane 169, Kangning St., Xizhi Dist., New Taipei City, 221, Taiwan, R.O.C. and HCW Biologics Inc., (“COMPANY”) with its principal place of business at 2929 N Commerce Parkway, Miramar, FL 33025.

Recital

WHEREAS, EirGenix offers various contract development and manufacturing services as may be described in EirGenix’s issued project proposal documents, or other quotations from time to time;

WHEREAS, COMPANY desires to purchase Services from EirGenix from time to time, and COMPANY’s Affiliates desire to have the right to purchase such Services from time to time,

THEREFORE, COMPANY and EirGenix desire to enter this Agreement as follows:

AGREEMENT

Section 1	Definitions

Defined Terms. Unless otherwise specifically provided herein, the following terms (whether or not underscored) when used in this Agreement, shall have the following meanings:

1.1.1 “Affiliate” means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement. “Control” means the ownership of at least fifty percent (50%) of the equity of the entity or the legal power to direct the general management and policies of the entity.

1.1.2 “Agreement” means this Agreement for Services incorporating these Standard Terms and Conditions, and SOW as amended or varied from time to time by written agreement of the parties.

1.1.3 “Batch” means the total Product (drug substance) obtained from one bioreactor run and associated purification using the Process, carried out in accordance with cGMP or non-cGMP, if so identified in the SOW.

1.1.4 “COMPANY Information” means all technical and other information from time to time supplied by COMPANY to EirGenix for use in performing Services under a SOW. COMPANY Information is not (i) already in the public domain or (ii) already known by EirGenix as established by written records. All COMPANY Information shall remain the property of COMPANY.

1.1.5 “COMPANY Inventions” means inventions, improvements, designs, programs, formulas, know-how and writings (i) supplied to EirGenix by COMPANY; and/or (ii) improvements made independently by COMPANY (including further optimization by COMPANY) to any Deliverables, Data, materials or information provided by EirGenix to COMPANY hereunder; provided, however, that COMPANY Inventions do not include EirGenix Inventions or EirGenix Methods.

1.1.6 “COMPANY Materials” means the materials supplied by COMPANY to EirGenix and identified as such in SOW hereto,

1.1.7 “COMPANY Methods” means methods or instructions provided by COMPANY to EirGenix for use in the performance of the Services.

1.1.8 “Cell Line” means the cell line used to produce Product, particulars of which are set out in SOW.

1.1.9 “Certificate of Analysis” means a certificate of analysis as to testing of Specifications of any Product in form and substance agreed to by EirGenix and COMPANY.

1.1.10 “cGMP” Means current Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610), the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC (with the exception that raw material lot-release testing is performed according to the USP, and the background environment air classification for drug substance manufacturing is Class C), and ICH Guidance Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients). EirGenix’s operational quality standards are defined in internal GMP policy documents.

1.1.11 “cGMP Product” means Product which may be required under SOW to be manufactured in accordance with cGMF.

1.1.12 “Confidential Information” means (a) with respect to COMPANY, all technical and non-technical information related to the Materials, COMPANY Methods, COMPANY Inventions, COMPANY- Information, Deliverables and Data, including trade secret, proprietary information, methods, formulas, processes, protocols, scale of operations, source and engineering of operations, technologies and equipment employed, information relating to quality assurance, procedures for and record keeping, medium, techniques, inventions, know-how, apparatus, and formulae, related to COMPANY’s current, future and proposed media, compounds, compositions, and biological materials, and (b) with respect to EirGenix, all technical and non-technical information conveyed by EirGenix to COMPANY in any form, but specifically excluding Deliverables.

1.1.13 “Data” means all documentation, information, records, raw data, specimens, samples, know-how or other work product (i) supplied by COMPANY; (ii) generated by EirGenix as a result of its performance of the Services and/or under a Statement(s) of Work; (iii) relating to the composition or methods of development of medium, whether original or as optimized under this Agreement and/or Statement(s) of Work; and/or (iv) derived from EirGenix’s use of any COMPANY Methods, COMPANY Materials, COMPANY Inventions, COMPANY Information or COMPANY Confidential Information used to adapt or optimize the Materials or otherwise perform the Services. Notwithstanding the foregoing, Data does not include EirGenix Inventions or EirGenix Methods.

1.1.14 “Deliverables” means (i) final audited Data generated by EirGenix as a result of the performance of the Services, (ii) materials made by EirGenix pursuant to the applicable SOW derived and/or made from Materials, in each case as specified in the applicable SOW.

1.1.15 “Expected Product Yield” Prior to starting any pilot or cGMP run, the Parties will determine and agree upon the “Expected Product Yield” of that run.

1.1.16 “Materials” means the materials described in the applicable SOW that are (i) provided by the COMPANY and/or (ii) manufactured or otherwise obtained by EirGenix pursuant to instructions or directions of COMPANY, as well as all information concerning the stability, storage and safety requirements of Materials and other information related to Materials reasonably needed by EirGenix to perform the Services.

1.1.17 “Ordering Party” means COMPANY or an Affiliate of COMPANY, in each case who has executed a relevant SOW.

1.1.18 “Percent Yield” means Yield divided by Expected Product Yield.

1.1.19 “Price” means the price specified in SOW for the Services.

1.1.20 “Process” means the process for the production of the Product from the Cell Line, including any improvements or modifications thereto from time to time.

1.1.21 “Product” means all or any part of the product manufactured (including any sample thereof), particulars of which are set out in SOW and includes ail derivatives thereof.

1.1.22 “EirGenix” means EirGenix or an Affiliate of EirGenix, in each case who has executed a relevant SOW.

1.1.23 “EirGenix Inventions” means (i) any EirGenix Methods used or improved by or for EirGenix in or for the provision of Services and without use or reference to any COMPANY Materials, COMPANY Methods, COMPANY Inventions, COMPANY Information or COMPANY Confidential Information, (ii) materials provided by EirGenix for the conduct of the Services (other than Materials), as applicable, according to the SOW, and (iii) any documentation, records, raw data (other than Data), materials (other than Materials), specimens, work product, concepts, information, inventions, improvements, designs, programs, formulas, know-how, or writings related to (i) and/or (ii), above.

1.1.24 “EirGenix Methods” means methods or processes provided by EirGenix in performance of the Services that are not COMPANY Methods. For clarity, such methods and processes provided by EirGenix during the course of the Services shall not be specifically related to the Product or COMPANY Materials.

1.1.25 “Services” means all or any part of the services that are the subject of the Agreement (including, without limitation, cell culture evaluation, purification evaluation, master, working and extended cell bank creation, and sample and bulk production), particulars of which are set out in SOW.

1.1.26 “Specification” means the specification for Product, particulars of which are set out in SOW.

1.1.27 “Statement of Work” (SOW) means any such appendix to this Agreement specifying work and services, including proposed technical documentation such as protocols, specifications, or flow charts, in each case setting forth the desired results and requirements for the Services, along with such additional information as the parties may agree and shall when approved in writing by both parties be deemed an integral part hereof. The SOW may be updated from time to time by mutual agreement.

1.1.28 “Supplemental Terms and Conditions” means any additional terms and conditions that are expressly referenced and agreed to in a SOW.

1.1.29 “Testing Laboratories” means any Third Party instructed to carry out tests on the Cell Line or the Product.

1.1.30 “Third Party” means any person or entity other than EirGenix, EirGenix Affiliates, COMPANY, or COMPANY Affiliates.

1.1.31 “Yield” means the amount actually generated and is to be calculated as described in the SOW in which the amounts removed for sampling should be deducted.

Section 2	Services.

2.1 Request for Service. COMPANY or COMPANY’S Affiliate may, from time to time during the term of this Agreement, request EirGenix to perform Services pursuant to the terms of this Agreement.

2.2 SOW. Upon receipt of a request for Services from the Ordering Party, EirGenix, in conjunction with the Ordering Party, shall draft and execute the applicable SOW including the Specification, which is attached herewith as Appendix A. Each SOW shall refer to this Agreement. Upon execution of a SOW, the purchase and sale of Services by COMPANY and EirGenix, respectively, will be subject to the terms and conditions of this Agreement and such SOW, and each SOW will constitute a part of this Agreement, be incorporated by this reference herein, and the services described therein will be deemed Services hereunder.

2.3 Changes to a SOW. Changes to a SOW must be in writing and signed by authorized representatives of the Ordering Party and EirGenix. If such changes result in an adjustment in the cost of the Services or affect the estimated completion date (or portions thereof) of the Services, the fee and/or estimated completion date (or portions thereof) shall be adjusted to a degree commensurate with such changes, as agreed upon by the Parties.

2.4 Supplemental Terms and Conditions. Any Supplemental Terms and Conditions will be expressly referenced in the SOW.

2.5 Conflict of Terms. The terms and conditions of this Agreement, including any applicable Supplemental Terms and Conditions and the applicable SOW, shall govern the purchase and sale of Services hereunder. In the event of a conflict among the terms and conditions of this Agreement, the applicable Supplemental Terms and Conditions, and any SOW, the order of priority shall be (i) with respect to warranties, indemnification and limitation of liability: this Agreement, the applicable Supplemental Terms and Conditions and the applicable SOW; and (ii) with respect to all other matters: the applicable Supplemental Terms and Conditions, this Agreement and the applicable SOW, except to the extent such SOW expressly supersedes either or both of this Agreement and the Supplemental Terms and Conditions in matters other than warranties, indemnification and limitation of liability.

Section 3	Supply by COMPANY, Safekeeping

3.1 Supply of Materials. Promptly following the Effective Date of the Agreement, COMPANY shall supply to EirGenix the COMPANY Information, together with full details or any hazards relating to COMPANY Materials, their storage and use. Upon review of COMPANY Information, COMPANY Materials, the COMPANY Invention, and/or COMPANY Method shall be provided to EirGenix at EirGenix’s request. The COMPANY Materials and/or COMPANY Information and/or the COMPANY Invention and/or COMPANY Methods supplied to EirGenix shall remain the sole property of COMPANY.

3.2 Ownership and License. COMPANY hereby grants EirGenix a non-exclusive, royalty-free, non-sublicensable, non-transferrable right to use the Cell Line, COMPANY Materials, the COMPANY Invention, COMPANY Method and the COMPANY Information for the sole purpose of performing the Agreement in [***]. EirGenix hereby is responsible for ensuring not to use or cause to be used the Cell Line, COMPANY Materials, the COMPANY Invention, COMPANY Method or COMPANY Information (or any part thereof) for any other purposes,

Section 4	Provision of the Services

4.1 Services. EirGenix shall carry out the Services as provided in applicable SOW and shall use reasonable efforts to achieve the estimated time schedule thereto or as agreed to by the Parties.

4.1.1 Technology transfer. COMPANY will provide EirGenix with required materials and respective documentations as set forth under SOW.

4.1.2 On EirGenix’s side, a form of “Process Information for Technical Transfer” shall be provided to COMPANY for the request of technology transfer information. EirGenix will prepare a protocol according to disclosed technology transfer information by COMPANY. Under COMPANY’s approval, EirGenix will conduct verification process to confirm the technology transfer.

4.1.3 COMPANY acknowledges and agrees that the performance of verification process, subject to robustness and reproducibility of the technology transfer information, [***]. Both parties shall use their commercially reasonable efforts to come to an adequate solution and shall in good faith agree on scope changes or postponement, if necessary, in the SOW. Where applicable, such changes shall only be by the parties’ mutual written agreement. [***]. Additional costs are subject to the prior approval of COMPANY, and EirGenix shall not be required to perform such services absent an amendment to the applicable SOW in writing, which may increase the budgets accordingly,

4.1.4 Process Development by EirGenix. If requested by COMPANY, EirGenix will assist COMPANY in developing a Process, and EirGenix agrees to provide all reasonable efforts to advise COMPANY in a manner consistent with EirGenix’s understanding of the current regulatory guidelines. COMPANY shall have the responsibility of final approval of the Process and EirGenix makes no warranty, expressed or implied, that a Process will satisfy the requirements of any regulatory authority at the time of submission or other objectives. COMPANY will be responsible for any required communication with regulatory authorities regarding approval of the Process.

4.1.5 Process development & scale-up services. EirGenix will provide COMPANY services of process development and scale-up.

4.1.5.1 The goal of the process development in the early development stage is to apply EirGenix’s in-depth experience within the shortest amount of time to develop an early manufacturing process with a [***] for COMPANY’s [***].

4.1.5.2 A series of [***] experiments will be performed to optimize the conditions based on COMPANY’s Information and EirGenix’s know-how.

4.1.5.3 A series of [***] experiments will be performed to optimize the selected key operation parameters to improve the titer and product quality attributes profile.

4.1.5.4 EirGenix will perform [***] based on EirGenix’s [***].

4.1.5.5 According to COMPANY’s request, the [***] will be performed.

4.1.5.6 Scale-up processes will be performed at either [***] in process development laboratories.

4.1.6 Assay development, qualification and protein characterizations for In-Process Control (IPC), and Drug Substance (DS) services. At COMPANY’s request, EirGenix will provide COMPANY services of assay development, qualification and protein characterizations for IPC and DP release.

4.1.6.1 EirGenix shall develop and qualify all the analytical methods used for DS release, DP release and IPC. For early development, [***].

4.1.6.2 EirGenix shall provide the COA of DS based on assays to be performed by EirGenix (at COMPANY’s request) and drug product assays, e.g., fill volumes, appearance etc., [***].

4.1.6.3 The DS release criteria will be based on the Specifications for DS. EirGenix will work with COMPANY together to determine these specifications as defined in 4.3,

4.1.7 Stability study. EirGenix will provide COMPANY stability study for DS. and DP.

4.1.7.1 Prior to a stability study, EirGenix will provide COMPANY a Stability Study Protocol to define the study scope. Both parties must agree upon the proposed protocol before the study is conducted.

4.1.7.2 Study will be conducted under cGMP.

4.1.8 Non-GMP production services. From time to time, EirGenix will provide non-GMP production services at the request from COMPANY.

4.1.8.1 Non-GMP production services are usually performed at [***]. Depending on the special request, production size and schedule, non-GMP production can also be performed in the [***].

4.1.8.2 Any non-GMP production batch must be requested [***] before the requirement date (production date), or [***] agreed to by both parties, in order to secure the production slot. Once it is scheduled in, a cancellation request shall be made [***] before initiation of the production, or a shorter period agreed to by both parties. Any purchased material for production will be [***]. EirGenix will try its best to assist COMPANY to transfer some of these commonly used materials for other production.

4.1.8.3 There will be [***] for any non-GMP production service. EirGenix shall provide COMPANY a complete copy of [***] at the completion of each batch production, [***].

4.1.9 GMP production services. From time to time, EirGenix will provide GMP production services for COMPANY.

4.1.9.1 Any GMP production will follow the definition under Section 1.1.6 about the regulation of “cGMP”. Both Parties shall also agree on the Quality Agreement in order to proceed with any GMP related task.

4.1.9.2 Any GMP production batch must be requested [***] before the requirement date (production date), or a shorter period [***] agreed to by both parties, in order to secure the production slot, Once it is scheduled in, a cancellation request shall be made [***] before initiation of the production, or a shorter period [***] agreed to by both parties. Any incurred or irrevocable cost (e.g. purchased material) for production will be [***]. EirGenix will use reasonable efforts to limit the expenses connected with such cancellation. EirGenix will provide a process parameter summary form and request for sign-off of production batch records to COMPANY. COMPANY shall review and sign-off these documents within [***] from receiving such process parameters summary. EirGenix shall not initiate the production without COMPANY’s sign-off of these documents.

4.1.9.3 At the end of completion of GMP production, EirGenix will provide the following documents to COMPANY

a)	COA (Certificate of Analysis);

b)	One Copy of executed production batch records; and

c)	Deviation reports and CAPA reports; if there is any.

4.2 Record keeping. The original executed production batch records shall be kept on site for regulatory inspection purposes. [***]. These documents will be stored on site for free for [***] after the completion of the production. EirGenix may charge COMPANY nominal storage fees after [***] of storage time, or at COMPANY’s request, EirGenix may destroy it on site, for instance, if the project is no longer actively pursued.

4.3 Specifications. Specifications for in-process control, drug substance or drug product shall be agreed to by the Parties in writing (including email approvals) prior to initiation of a manufacturing run. In the early development stage, the specifications of in-process control, drug substance and drug product shall be defined based on the nature of the process performance, best knowledge of the product characteristics and regulatory requirements, i.e., USP or EP, ICH or US FDA guidelines. It is agreed that after sufficient batches of production, the Parties shall re-visit the specifications to adjust it according to the process performance and statistical analysis of these batches.

4.4 Time Limitations. Due to the unpredictable nature of the technical transfer, process development and assay development Services, the Parties acknowledge the time schedule set for the performance of these Services [***].

4.5 Deliverables. If required by the applicable SOW or Process, EirGenix shall furnish COMPANY with a draft report based on a format agreed upon in the Process andior SOW. Upon receipt of a draft report from EirGenix, COMPANY shall have a maximum of [***] or as otherwise specified in the SOW to respond to EirGenix with any changes to be included in the final report. Should no response from COMPANY be received by EirGenix within the time frame specified above, the parties shall consider the report as final and COMPANY shall be provided with the finalized report. The draft report will be revised according to COMPANY comments for up to [***] without [***]. If further revisions are necessary after [***], additional costs may apply.

Section 5	Delivery, Transportation of Product and COMPANY Tests

5.1 Delivery. Product shall be delivered under “Ex-Works EirGenix Premises” incoterms, which means Product is delivered (a) when EirGenix places packed Product at the disposal of COMPANY at EirGenix’s premises not cleared for export and not loaded onto any collecting vehicle and (b) risk and title to Product pass to COMPANY upon delivery (“Deliver,” “Delivery,” or “Delivered,” as appropriate). Subject to Section 5.2, EirGenix shall deliver to COMPANY the Certificate of Analysis not later than [***] prior to the date of Delivery. Any transportation or delivery, whether or not under any arrangements made by EirGenix on behalf of COMPANY, shall be made at the sole risk and expense of COMPANY. Product in this section means Drug Substance.

5.2 Bulk Delivery [***]. At COMPANY’s request, [***] packed Product [***] to the delivery of the [***]. Such request shall be accompanied by COMPANY’s written acknowledgement that the Product has been delivered [***], that accordingly the Product cannot be administered to humans until [***], and that COMPANY nevertheless accepts full risk of loss, title and ownership of the Product. The Delivery of Product in quarantine shall be subject to such testing requirements as COMPANY may reasonably require, and the [***] period referred to in Section 5.8 shall run from Delivery in quarantine of the Product by EirGenix.

5.3 Packaging and Labeling. Unless otherwise agreed, EirGenix shall package and label Product for Delivery in accordance with its standard operating procedures and in accordance with required shipping conditions, but in any event no less than a reasonable degree of the industrial standards. It shall be the responsibility of [*** in advance of any special packaging and labeling requirements for Product. All additional costs and expenses of whatever nature incurred by EirGenix in complying with such special requirements must be agreed to in advance in writing and shall be charged to COMPANY in addition to the Price.

5.4 Insurance. If needed, [***] will be responsible to arrange for insurance for Product transportation.

5.5 Transportation. If requested in writing by [***] will (acting as an agent of [***] for such purpose) arrange the transportation of Product from EirGenix’s premises to the destination indicated by COMPANY. All additional costs and expenses of whatever nature incurred by [***] in arranging such transportation must be agreed to in advance in writing and shall be charged to [***] in addition to the Price.

5.6 Acceptance of Delivery. Where EirGenix has made arrangements for the transportation of Product, COMPANY shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:

5.6.1 Visible damage to, or total or partial loss of Product in transit shall be given in writing to EirGenix and the carrier within [***] of receipt by COMPANY; or

5.6.2 Non-delivery shall be given in writing to EirGenix within [***] after the receipt by COMPANY of EirGenix’s dispatch notice.

5.7 Damage Claims. COMPANY shall make damaged Product and associated packaging materials available for inspection, including return of such Product and associated packaging materials to EirGenix’s premises, at [***], and shall comply with the reasonable requirements of any insurance policy covering the Product, for which notification has been given by EirGenix to COMPANY. [***] all reasonable assistance in pursuing any claims arising out of the transportation of Product.

5.8 Testing and Rejection. Promptly following receipt of Product or any sample thereof, COMPANY may carry out any of the tests outlined or referred to in the Specifications. Subject to Section 5.2, if such tests show that the Product fails to meet Specification, COMPANY shall give EirGenix written notice thereof within [***] from the date of Delivery and shall return such Product to EirGenix’s premises, at [***], for further testing. In the absence of such written notice, Product shall be deemed to have been accepted by COMPANY as meeting Specification. Subject to Section 5.2, if COMPANY has reasonably demonstrated to EirGenix that Product returned to EirGenix fails to meet Specification and that such failure is not due (in whole or in part) to acts or omissions of COMPANY or any third party after Delivery, EirGenix shall, in EirGenix’s discretion, (a) [***] or (b) [***]. In the event that EirGenix will [***] such Product, EirGenix shall notify COMPANY and use reasonable endeavors, including without limitation, expedient transportation, to do so with the minimum delay having regard to its commitments to third parties in the timing of such replacement.

Section 6	Compensation.

6.1 The fees for Services and schedule for payment shall be as set forth in the applicable SOW. COMPANY shall render all undisputed payments due and payable to EirGenix for the Services within [***] of the receipt of the invoice(s) thereof. If any portion of an invoice is disputed, COMPANY shall provide written notification of the disputed amounts to EirGenix with detailed rationale. The Parties agree to work collaboratively using good faith efforts to resolve the disputed figures.

6.2 If COMPANY defaults in any undisputed payment when due, EirGenix, at its option and without prejudice to its other lawful remedies, [***] or [***] under any outstanding SOW, and [***]. EirGenix shall notify COMPANY in writing [***] prior to [***]. COMPANY and EirGenix shall discuss resolution of the nonpayment of undisputed amounts in good faith. All payments due hereunder shall be made in the currency specified in the applicable SOW, Any price or payment discounts must be expressly offered to COMPANY by EirGenix in a SOW or other writing signed by an authorized representative of EirGenix to have any force or effect hereunder, and COMPANY may not reduce any payment(s) due hereunder pursuant to any discount not so expressly offered.

6.3 The fees for Services above shall be made by bank wire transfer as directed by EirGenix as follows:

Account Name: EIRGENIX, INC.

Bank Name: [***]

Account No.: [***]

Swift Code: [***]

The fee for wire transfer shall be borne by [***]

Section 7	Intellectual Property

7.1 Data, Deliverables and COMPANY Inventions. Except as otherwise set forth in any applicable Supplemental Terms and Conditions, or in any applicable SOW, as between COMPANY and EirGenix, COMPANY shall be the exclusive owner of and shall have title to all Data supplied by COMPANY, and all data, records, materials and invention generated at EirGenix specifically for the COMPANY project, COMPANY Confidential Information, Materials, COMPANY Information, COMPANY Inventions, and COMPANY Methods.

7.2 EirGenix Methods and EirGenix Inventions. Except as otherwise set forth in any applicable Supplemental Terms and Conditions, or in any applicable SOW, as between COMPANY and EirGenix, EirGenix shall be the exclusive owner of and shall have title to all EirGenix Methods and EirGenix Inventions that COMPANY does not pay for and are not exclusively for this Agreement. EirGenix agrees that it will focus on executing this Agreement to achieve all milestones and deliverables in a timely manner without engaging on invention using COMPANY-supplied data and materials.

7.3 Upon completion of the Services. EirGenix will maintain a file of the Data for a period of [***] from the later of the issuance of the final report or delivery of Deliverables for free. At the end of the [***], EirGenix shall transfer the file excluding the production batch records to COMPANY or continue to hold at EirGenix indefinitely if directed by COMPANY, [***] for the storage cost. EirGenix’s laboratory notebooks or other records maintained by EirGenix with respect to the Services will be owned by EirGenix and will not be construed to be the property of the Ordering Party. EirGenix, at no additional cost to EirGenix, will cooperate with COMPANY in making the [***] any regulatory inspection [***] by government entities in relation to this Agreement. These audits or inspections shall be limited to [***]. To the extent that such notebooks and records contain Data or other Confidential Information of the Ordering Party, such Data and other Confidential Information will continue to be the property of the Ordering Party, and such notebooks and records will be subject to the EirGenix’s obligations of nonuse and confidentiality as set forth in Section 8. To the extent that Data contains a written description of EirGenix’s Confidential Information (including, without limitation, EirGenix Inventions andfor EirGenix Methods), such information will be subject to the provisions of confidentiality and limited use as set forth in Section 8 and no rights in such information are either granted or implied except as expressly set forth herein. COMPANY shall not by virtue of the Agreement, SOW, or either party’s performance thereof obtain any intellectual property or other ownership rights in any EirGenix Methods or EirGenix Inventions. Unless otherwise provided in the Agreement, [***] hardware, software, [***].

7.4 Other IP. All other ideas, discoveries, inventions, trade secrets, copyrights, know-how, data and other intellectual property of any kind (including without limitation any proprietary biological or other materials, compounds or reagents and computer software) other than as described in Sections 7.1, and 7.2 shall be determined in accordance with [***].

Section 8	Confidential Information

8.1 During performance of the Services and for [***] after termination of this Agreement, EirGenix on the one hand, and COMPANY and the Ordering Parties on the other hand (each such entity a “Disclosing party” or a “Receiving party,” as applicable), will treat the Disclosing party’s Confidential Information, including the Disclosing party’s role in any activities described under a SOW or this Agreement, as proprietary and confidential, and without the Disclosing party’s prior written approval, will not disclose such Confidential Information to any Third Party except to the Receiving party’s employees, consultants, advisers, Affiliates and authorized subcontractors to whom it is necessary to disclose the Disclosing party’s Confidential Information for purposes of performing its obligations or exercising its rights under this Agreement and the applicable SOW provided that such employees, consultants, advisers, Affiliates or authorized subcontractors (as applicable) are subject to a written agreement that includes confidentiality and limited use terms at least as restrictive as those specified herein, or as otherwise previously agreed in writing by the Disclosing party. Notwithstanding the foregoing, with COMPANY’s prior review and written approval, EirGenix may publicize statistics regarding its performance of the Services in a manner that does not identify COMPANY or the specific nature of the Services performed or disclose any Confidential Information, any medium formulations developed pursuant to a SOW or COMPANY Inventions.

8.2 The Receiving party shall protect the Disclosing party’s Confidential Information by using the same degree of care as such party uses to protect its own confidential information, but in any event no less than a reasonable degree of care. Any transfer of EirGenix Confidential Information to a Third Party as may be allowed under this Agreement through licenses or other mechanisms must be under obligations of confidentiality and limited use as stringent as those contained within this Agreement.

8.3 Notwithstanding any other provisions herein, no party, as a Receiving party, shall have liability or obligation to the Disclosing party for, nor be in any way restricted in, its disclosure or use of any of the Disclosing party’s Confidential Information to the extent the Receiving party can prove by competent evidence that such Confidential Information (a) is, prior to disclosure hereunder, already known to such Receiving party or its Affiliates under no obligation of confidentiality to the Disclosing party or to any Third Party; (b) is or becomes publicly known by any means whatsoever, through no wrongful act of the Receiving party; (c) is received from a Third Party other than through breach of this Agreement; (d) is independently developed by or for the Receiving party without use of the Disclosing party’s Confidential Information. The fact that any portion of the Confidential Information may be subject to one or more of the foregoing exceptions shall not automatically exclude any combination of Confidential Information from protection under this Section 8 unless the entirety of such Confidential Information also falls under the exception(s).

8.4 In the event the Receiving party is required to disclose Confidential Information of the Disclosing party pursuant to an enforceable order of a court or administrative agency, or to a regulatory authority or under other operation of law, it shall not be a breach of this Section 8 to make such disclosure, provided that the Receiving party (a) gives the Disclosing party notice, to the extent commercially reasonable, of the circumstances of the required disclosure, (b) takes all commercially reasonable steps necessary to assist the Disclosing party in protecting its Confidential Information, and (c) limits disclosures made under this Section 8.4 to the portion of Confidential Information specifically required to be disclosed, and further provided that disclosures made under this Section 8.4 shall not otherwise exempt the disclosed Confidential Information from protection under this Section 8.

8.5 To the extent that COMPANY determines that applications to and approval from the FDA or other governmental or regulatory authority are necessary for a therapeutic product manufactured by COMPANY or an agent or customer of COMPANY which incorporates or uses a Deliverable developed by or for EirGenix, EirGenix will cooperate fully with COMPANY, [***] the regulatory authority request / submission.

Section 9	Term and Termination

9.1 Term. This Agreement shall be effective as of the Effective Date and shall continue for a period of [***] until termination in accordance with this Agreement.

9.2 Termination without Cause.

9.2.1 COMPANY may in its sole discretion terminate this Agreement at any time for any reason or no reason by giving no less than [***] notice in writing to EirGenix. In the event of termination pursuant to this Section 9.2.1, [***] shall pay [***] for Services performed in compliance with this Agreement prior to the date of termination. In addition, [***] in accordance with this Agreement prior to the date of termination and the Price for any manufacturing Batches that are in-progress or that has an initiation date (initiation date means the date that the cell bank vial is to be thawed to begin a production run) scheduled within [***] of the receipt of notice of termination; provided, the termination of this Agreement is not attributable to EirGenix’s default; however, in the event that EirGenix is able to fill the manufacturing slot with a Third Party, COMPANY shall [***] of all related Batch expenses to EirGenix. Notwithstanding the foregoing, [***] reaches the milestone as defined as Stage 1 as set forth in SOW.

9.2.2 In the event that COMPANY cancels any GMP production services within [***] prior to the production schedule written in the SOW or Project Minutes agreed by both parties, [***] service fee for affected production Batches and cost of the purchased materials for production.

9.3 Termination for Cause. EirGenix and COMPANY may each terminate the Agreement forthwith by notice in writing to the other party upon the occurrence of any of the following events:

9.3.1 If the other party commits a material breach of the Agreement which is not capable of remedy (or in the case of a breach capable of remedy is not remedied to the reasonable satisfaction of the non-breaching Party within [***] the receipt by the other party of written notice identifying the breach and requiring its remedy); or

9.3.2 Any party may terminate this Agreement at any time by giving notice in writing to the other Party, if the other Party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, otherwise loses legal control of its business or ceases to carry on its business.

9.4 Rights and Obligations upon Termination. Upon the termination of the Agreement for whatever reason:

9.4.1 EirGenix shall promptly return to COMPANY any copies or embodiments, in whatever form, of all COMPANY Invention, COMPANY Information, COMPANY Method, COMPANY Confidential Information and Deliverables and shall dispose of or return to COMPANY the Materials (and where supplied by COMPANY) and any materials therefrom, as directed by COMPANY;

9.4.2 EirGenix shall, at COMPANY’S expenses, promptly [***] any and all manufacturing Batches or Product that are in-progress or otherwise unfinished prior to the date of termination.

9.4.3 COMPANY shall promptly return to EirGenix all EirGenix Invention and EirGenix Information it has received from EirGenix. COMPANY is entitled to keeping a copy of any data and information that it considered necessary for continuing the regulatory filing and/or inspection purposes;

9.4.4 COMPANY shall not thereafter use or exploit the EirGenix Methods, the EirGenix Inventions or the EirGenix Confidential Information in any way whatsoever without EirGenix’s prior written consent;

9.4.5 EirGenix shall not thereafter use or exploit the COMPANY Methods, COMPANY Inventions, the COMPANY Information or COMPANY Confidential Information in any way whatsoever without COMPANY’s prior written consent;

9.4.6 EirGenix and COMPANY shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Section 9.4.

Section 10	Representations and Warranties

10.1 EirGenix Limited Warranty.

10.1.1 This Agreement (including any applicable Supplemental Terms and Conditions) and each SOW together constitute contracts for services only. EirGenix warrants that (i) all Services performed under each SOW shall be conducted in accordance with all applicable laws and regulations, (ii) to EirGenix’s knowledge without independent investigation, as of Effective Date of this Agreement, the EirGenix Methods or EirGenix Inventions used by the EirGenix in the creation of Deliverables under a SOW will not infringe intellectual property or other rights of a Third Party, (iv) it is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (v) it has the legal power and authority to execute, deliver and perform this Agreement; (vi) its execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action; (vii) this Agreement constitutes the legal, valid and binding obligation of EirGenix, enforceable against EirGenix in accordance with its terms; and (viii) the execution, delivery and performance of this Agreement will not cause or result in a violation of any law, of EirGenix’s charter documents, or of any contract by which EirGenix is bound.

10.1.2 EirGenix makes no warranty with respect to [***], and this Agreement shall supersede any claims contained in the SOW with regard thereto. The warranty set forth in this Section 11.1 is in lieu of any and all other warranties relating to the Services, express or implied. To the maximum extent permitted by applicable law, EirGenix disclaims all other warranties, including, without limitation, any implied warranties of merchantability, fitness for a particular purpose, custom, trade, quiet enjoyment, accuracy of informational content, or system integration, or that the use or sale of Deliverables or information provided under any SOW will not infringe or misappropriate any Third Party intellectual property right(s).

10.2 COMPANY/Ordering Party Warranties.

10.2.1 COMPANY warrants that COMPANY has the necessary corporate authority to enter into this Agreement;

10.2.2 COMPANY warrants that COMPANY has the right to supply the Cell Line, other COMPANY Materials and COMPANY Information to EirGenix and the necessary rights to license or permit EirGenix to use the same for the purpose of the Services; and COMPANY shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;

10.2.3 COMPANY will promptly notify EirGenix in writing if it receives or is notified of a claim from a Third Party that the Cell Line, Materials, COMPANY Information or COMPANY Inventions or that the use by EirGenix thereof for the provision of the Services infringes any intellectual property rights of such Third Party. COMPANY warrants that the COMPANY Materials, COMPANY Methods, and COMPANY Inventions used by the EirGenix for the services under this Agreement will not infringe intellectual property or other rights of a Third Party.

10.3 The obligations of COMPANY under this Section 10.2 shall survive the termination for whatever reason of the Agreement.

10.4 Limitation of Liability. Except as set forth in Section 11, to the maximum extent permitted by the applicable law, neither Party or its Affiliates shall be liable to the other Party or its Affiliates under any legal theory (including but not limited to contract, negligence, strict liability in tort or warranty of any kind) as a result of a breach of this Agreement and/or SOW (including, without limitation, failure to perform the Services in accordance with the warranty set forth in Section 11.1) for any indirect, special, incidental, consequential, or exemplary damages, even if the other Party had notice of the possibility of such damages. Except as set for in Section 11, each Party’s and its Affiliates’ total collective liability to the other Party and its Affiliates for breach of any term or condition of this Agreement and/or a SOW (other than any breach of the warranty contained in Section 11.1 in respect of which any liability shall be limited to re-performance or refund as specified therein) shall be [***].

Section 11	Indemnification

11.1 COMPANY Indemnification. Except to the extent proximately caused by the gross negligence, recklessness or willful misconduct of EirGenix, its Affiliates and their respective officers, directors, employees and agents, COMPANY shall indemnify, defend and hold harmless EirGenix, its Affiliates and their respective officers, directors, employees and agents (each an “indemnified party”) from and against any and all expenses (including, but not limited to, reasonable attorney’s fees and expenses), damages, judgments, and losses incurred by any such indemnified party as a result of or in connection with any claim, demand, or cause of action asserted by a Third Party for (a) physical injury to or death of persons, physical damage to property in each case arising out of or based upon the Ordering Party’s manufacture, sale, use, distribution and/or transfer of any Materials provided by or on behalf of COMPANY to EirGenix under a SOW; (b) COMPANY’s breach of any of the warranties set forth in Section 10.2; (c) EirGenix’s use of and/or reliance upon Materials and/or COMPANY Methods employed by EirGenix in its performance of the Services as specified in the SOW; and/or (d) any product or service based in whole or in part on the Ordering Party’s use of or reliance on Deliverables or any portion thereof, or any derivative thereof.

11.2 The indemnified party agrees to provide the indemnifying party with prompt written notice of any claim, demand, cause of action, or allegation for which indemnification is sought under this Agreement. The indemnifying party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any such claim, demand, cause of action, or allegation. The indemnified party shall cooperate fully with the indemnifying party in such defense and will permit the indemnifying party to conduct and control such defense and the disposition of such claim, demand, cause of action, or allegation (including all decisions relative to litigation, appeal, and settlement); provided, however, that the indemnified party shall have the right to retain its own counsel, at the expense of the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual differences in the interests of such indemnified party and any other party represented by such counsel. The indemnifying party agrees to keep the indemnified party informed of the progress in the defense and disposition of such claim, demand, cause of action, or allegation, and to consult with the indemnified party with regard to any proposed settlement.

Section 12	Miscellaneous

12.1 Applicable Law & Litigation. This Agreement shall be governed by and construed in accordance with the laws of New York, USA, without regard to the conflicts of law principles. Any dispute arising out of or in connection with this Agreement shall be settled amicably by the parties in good faith. If an amicable settlement is not reached, such dispute shall be finally and exclusively settled by arbitration administered by the [***].

12.2 Assignment; Binding Effect. This Agreement shall be binding upon the parties’ respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred, by any of the parties without the consent of the other party; provided, however, that COMPANY may, without such consent (a) assign the Agreement (including any executed Statements of Work) and its rights and obligations hereunder to an Affiliate; or (b) assign its rights and obligations under this Agreement (and any executed Statements of Work) to any other party to whom it sells, transfers or assigns all or substantially all of the business and assets related to this Agreement, subject to written assumption by any permitted assignee of all the rights and obligations of its assignor under the Agreement (and any applicable SOW).

12.3 Independent Contractor. The relationship of the Parties is that of independent contractors, and nothing herein shall be construed as establishing one Party, its affiliates, or any of its or their employees as the agent, legal representative, joint venture, partner, employee, or servant of the other Party or its Affiliates. Except as set forth herein, neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party or its Affiliates.

12.4 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the Parties. Each Party shall have the right to enforce the provisions of this Agreement in strict accordance with its terms. The failure of a Party at any time to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom contrary to the specific provisions hereof or as having in any way modified or waived the same, or any other provision.

12.5 Notices. Notices under this Agreement shall be in writing and delivered personally, sent by a reputable overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

For notices regarding forecast, ordering, or operation of this Agreement, regarding interpretation, terms, termination, or breach of this Agreement to the named party and address set forth in the applicable SOW.

12.6 Severability. The provisions of this Agreement shall be severable. Invalidity or unenforceability of one provision shall not affect any other provision of this Agreement.

12.7 Survival. Expiration or termination of this Agreement shall not relieve the Parties or their respective Affiliates of any rights or obligations accruing prior to such termination or expiration. All rights and obligations of the Parties and their respective Affiliates set forth herein that expressly or by their nature survive the expiration or termination of this Agreement, including, without limitation, the terms and conditions regarding confidentiality, warranty, payment, limitation of liability, indemnity, and restrictions on use of Deliverables shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the Parties and their respective Affiliates and their legal representatives, successors, and permitted assigns.

12.8 Headings. The headings in this Agreement are for convenience only and do not in any way limit or amplify the terms in this Agreement,

12.9 Use of Names. Neither Party nor its Affiliates shall use the other Party’s or its Affiliate’s name or the names of its employees in any advertising, sales or promotional material or in any publication without prior written consent of such other Party.

12.10 Force Majeure. [***] shall not be responsible for failure or delay in performance of its obligations related to the Services due to causes beyond its reasonable control, including but not limited to, acts of Nature, governmental actions, fire, civil disturbances, or natural disasters.

12.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

12.12 Other. Delivery of Deliverables is, for services performed in the U.S., FCA origin (Incoterms 2010) and, for services performed outside the U.S., Ex Works (EXW) origin (Incoterms 2010).

12.13 Entire Agreement. This Agreement, including its Appendices and any Statements of Work executed hereunder (and any Supplemental Terms and Conditions stated therein), sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto (including without limitation any terms or conditions of a purchase order, invoice or other document supplied a party) are superseded hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

HCW Biologics, Inc.		EIRGENIX, INC.

BY:	/s/ Hing C. Wong	BY:	/s/ Lee-Cheng Liu

NAME:	HING C. WONG	NAME:	LEE-CHENG (L-C) LIU

TITLE:	CEO	TITLE:	PRESIDENT & CEO

DATE:	3/22/2019	DATE:	2019/03/14

APPENDIX A

STATEMENT OF WORK #1

This Statement of Work is entered into by and between EirGenix, Inc. (EirGenix), a corporation with offices at 101, Lane 169, Kangning St., Xizhi Dist., New Taipei City, 221, Taiwan, R.O.C., and COMPANY Inc. (COMPANY), with offices at 13F, No.3 Park St., Nangang Dist., Taipei 11503, Taiwan.

Work Plan — Proposal (Appendix A, SOW #1)

Attached Proposal